77C) Submission of Matters for a Vote of Security Holders

        On November 7, 2005, a Special Meeting of Shareholders was held in order to vote on the following matters:

Proposal No. 1:   To elect three members to the Board of Trustees.

       Bank and Financial Fund

       Nominees                      For Election            Withhold Authority
       --------                      ------------            ------------------
       Elizabeth P. Kessler          1,016,302.537                6,088.000
       Thomas E. Line                1,016,302.537                6,088.000
       George A. Skestos             1,016,302.537                6,088.000

       Focus Long-Short Fund

       Nominees                      For Election            Withhold Authority
       --------                      ------------            ------------------
       Elizabeth P. Kessler         11,831,623.508               14,612.232
       Thomas E. Line               11,834,552.508               11,683.232
       George A. Skestos            11,807,108.508               39,127.232

        Large Cap Fund

       Nominees                      For Election            Withhold Authority
       --------                      ------------            ------------------
       Elizabeth P. Kessler          3,213,414.399                1,622.000
       Thomas E. Line                3,213,414.399                1,622.000
       George A. Skestos             3,213,414.399                1,622.000

       Small Cap Fund

       Nominees                      For Election            Withhold Authority
       --------                      ------------            ------------------
       Elizabeth P. Kessler          7,960,823.510               41,687.000
       Thomas E. Line                7,968,555.510               33,955.000
       George A. Skestos             7,967,092.510               35,418.000

       Strategic Income Fund

       Nominees                      For Election            Withhold Authority
       --------                      ------------            ------------------
       Elizabeth P. Kessler          5,763,607.370               18,551.000
       Thomas E. Line                5,763,607.370               18,551.000
       George A. Skestos             5,724,313.370               57,845.000

Proposal No. 2:   Approval of New Management Agreement.

        Bank and Financial Fund

               For                  Against               Abstain           Broker Non-Votes
               ---                  -------               -------           ----------------
           244,702.274            15,889.000             3,762.263            778,037.000

        Focus Long-Short Fund

               For                  Against               Abstain           Broker Non-Votes
               ---                  -------               -------           ----------------
          3,414,325.508           76,742.000            23,930.232           8,331,218.000

        Large Cap Fund

               For                 Against               Abstain            Broker Non-Votes
               ---                 -------               -------            ----------------
           777,625.399            1,574.000             5,702.000            2,430,135.000

        Small Cap Fund

               For                  Against               Abstain           Broker Non-Votes
               ---                  -------               -------           ----------------
          2,106,556.994           35,718.000            25,920.516           5,834,315.000

        Strategic Income Fund

               For                  Against               Abstain           Broker Non-Votes
               ---                  -------               -------           ----------------
          2,323,836.370           16,060.000             7,230.000           3,435,032.000